Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

Cardiol Therapeutics Inc.

Oakville, Ontario

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10/A of Cardiol Therapeutics Inc. of our report dated March 31, 2021, relating to the financial statements of Cardiol Therapeutics Inc., which appears in Exhibit 4.2 to the Registrant’s registration statement on Form F-10 filed with the Securities and Exchange Commission on July 8, 2021, as amended August 3, 2021.

/s/ BDO Canada s.r.l./S.E.N.C.R.L./LLP
BDO Canada LLP
Montréal, Québec

February 8, 2022